PROSPECTUS Dated January 30, 2006	Pricing Supplement No. 102 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131369
Dated January 30, 2006	Dated January 17, 2008
Rule 424(b)(2)

$5,325,000

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

95% Principal Protected Notes
Due January 2013

(Linked to a Basket of Equity Indices and a Commodity Index)

The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation).  Unlike ordinary debt securities, the notes do not pay interest.  Instead, the notes will pay at maturity, for each $1,000 stated prin7cipal amount of notes, $950 plus a supplemental redemption amount, if any, based on the increase, if any, in the value of a basket of three indices composed of two equity indices, the S&P 500® Index, which we refer to as the S&P 500 index and the MSCI® EAFE Index, which we refer to as the EAFE Index, and one commodity index, the Dow Jones—AIG Commodity IndexSM, which we refer to as the commodity index, as determined on five dates over the term of the notes, which we refer to as the determination dates. We refer to each of the indices as a basket index and to the indices collectively as the basket indices. In no event will the payment at maturity be less than $950 per $1,000 principal amount.

•                  At maturity, you will receive, for each $1,000 stated principal amount of notes, $950 plus a supplemental redemption amount, if any, equal to the product of (i) $1,000 times (ii) the basket performance times (iii) the participation rate of 142%, provided that the supplemental redemption amount will not be less than $0.

•                  The basket performance will equal the sum of the performance values for each of the basket indices.

•                  The performance value for each basket index will equal the product of (x) the respective final average value for each basket index minus the respective initial value for such basket index divided by the respective initial value for such basket index times (y) the respective weighting for such basket index.

•                  The initial value for each basket index equals (i) in the case of the S&P 500 index, 1,325.19, which is the official closing value on the equity index business day immediately following the day we priced the notes for initial sale to the public, which we refer to as the pricing date, (ii) in the case of the EAFE index, 2,050.86, which is the official closing value of such index on the equity index business day immediately following the pricing date and (iii) in the case of the commodity index, 188.174, which is the official settlement price on the commodity index business day immediately following the pricing date.

•                  The final average value for each basket index will equal (i) in the case of each of the basket indices other than the commodity index, the arithmetic average of the official closing values on each determination date and (ii) in the case of the commodity index, the arithmetic average of the official settlement prices on each determination date.

•         The determination dates will be each of January 22, 2009, January 22, 2010, January 22, 2011, January 22, 2012 and January 22, 2013.

•                  The weighting for each basket index will equal (i) in the case of the S&P 500 index and the EAFE index, 45%, (ii) in the case of the commodity index, 10%.

•                  If the basket performance is less than or equal to 0%, you will not receive any supplemental redemption amount and will receive only $950 per $1,000 principal amount.

•                  Investing in the notes is not equivalent to investing in the basket indices or their component stocks or commodities.

•                  The notes will not be listed on any securities exchange.

•                  The CUSIP number for the notes is 00254EDX7.

•                  You should read the more detailed description of the notes in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Notes.”

The notes involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on P-4

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Price to Public	Agent’s Commissions	Proceeds to Company
Per note	$1,000	$17.50	$982.50
Total	$5,325,000	$93,187.50	$5,231,812.50

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$5,325,000	100%	$5,325,000	$209.27	(1)

(1)          The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. $25,804.41 of the registration fees paid in respect of the securities covered by the registration statement of which the pricing supplement is a part remain unused.  $209.27 of that amount is being offset against the registration fee for this offering and $25,595.14 remains available for future registration fees.

Morgan Stanley & Co. Incorporated expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on or about January 29, 2008.

MORGAN STANLEY

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated January 30, 2006 relating to our medium-term notes, series D, due nine months or more from date of issue and

•                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus.  All three documents contain information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information.  We and Morgan Stanley & Co. Incorporated are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                  incorporated documents are considered part of this pricing supplement;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this pricing supplement; and

•                  information that we file with the SEC and which we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2006, which we filed with the SEC on April 2, 2007, as amended April 4, 2007; and

•                  our reports on Form 6-K which we filed with the SEC on August 13, 2007, September 4, 2007 and October 1, 2007.

We also incorporate by reference each of the following documents that we may file with the SEC after the date of this pricing supplement but before the end of the notes offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in the registration statement of which this pricing supplement forms a part; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit (Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The notes offered are debt securities of SEK. The return on the notes is linked to the performance of a weighted basket composed of two equity indices, the S&P 500® Index (which we refer to as the S&P 500 index) and the MSCI® EAFE Index (which we refer to as the EAFE index), and one commodity index, the Dow Jones—AIG Commodity IndexSM (which we refer to as the commodity index).  We refer to each of the indices as a basket index and to the indices collectively as the basket indices.

The notes combine features of a debt investment and equity and commodity investments by offering at maturity 95% principal protection with the opportunity to participate in any appreciation of the basket.  The notes have been designed for investors who are willing to risk a percentage of their principal investment and forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage change of the basket, provided that the supplemental redemption amount will not be less than $0.

“Standard and Poor’s®,” “S&P®” and “S&P 500®” are trademarks of Standard & Poor’s Corporation.  “MSCI®” and “MSCI EAFE Index®” are trademarks of MSCI Inc.  “Dow JonesSM,” “AIG®” and “Dow Jones—AIG Commodity IndexSM” are service marks of Dow Jones & Company, Inc. and American International Group, Inc., as the case may be.  These trademarks and service marks have been licensed for use in connection with the notes.

Each note costs $1,000

We are offering you 95% Principal Protected Notes due January 29, 2013 (Linked to a Basket of Equity Indices and a Commodity Index), which we refer to as the notes. The principal amount and issue price of each note is $1,000.

95% guaranteed return of principal

Unlike ordinary debt securities, the notes only guarantee a return of 95% of the principal amount at maturity. At the maturity of the notes you will receive an amount in cash equal to the redemption amount, as more fully described below.

The basket

We have designed the notes to provide investors with exposure to the basket indices. The following table sets forth the basket indices, and the initial value and the percentage weighting of each basket index within the basket:

	Basket Index	Percentage Weighting	Initial Value
	S&P 500 index	45%	1,325.19
	EAFE index	45%	2,050.86
	Commodity index	10%	188.174

Redemption amount at maturity	We will pay you on the maturity date for each $1,000 principal amount of notes that you hold an amount in cash equal to $950+ supplemental redemption amount.

The supplemental redemption amount is linked to the basket indices

The supplemental redemption amount will be equal to the product of (i) $1,000 times (ii) the basket performance times (iii) the participation rate of 142%, provided that the supplemental redemption amount will not be less than zero.

	Where,

	basket performance = the sum of the performance values for each basket index; and

	performance value = with respect to each basket index, the product of (x) the final average value for each basket index minus the respective initial value for such basket index divided by the initial value of such basket index times (y) the weighting for such basket index. Each such product for a basket index may be expressed by the following formula:

[(Final Average Value – Initial Value) / Initial Value] x Weighting

final average value =   (i) in the case of each of the basket indices other than the commodity index, the arithmetic average of the official closing values on each determination date and (ii) in the case of the commodity index, the arithmetic average of the official settlement prices on each determination date.

The determination dates will be each of January 22, 2009, January 22, 2010, January 22, 2011, January 22, 2012 and January 22, 2013.

If the basket performance is less than or equal to 0%, the supplemental redemption amount will be zero. In that case, you will receive at maturity only $950 for each $1,000 stated principal amount of notes that you hold and will not receive any supplemental redemption amount.

Morgan Stanley will be the calculation agent

Morgan Stanley & Co. Incorporated, which we refer to as Morgan Stanley, will act as calculation agent for the notes. As calculation agent, Morgan Stanley will determine the initial value for each basket index, the final average value for each basket index, the basket performance and the supplemental redemption amount, if any, you will receive at maturity.

Where you can find more information on the notes

The notes are senior notes issued as part of our Series D medium-term note program. You can find a general description of our Series D medium-term note program in the accompanying prospectus and prospectus supplement, each dated January 30, 2006.

Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the “Description of the Notes” section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called “Risk Factors.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

RISK FACTORS

Unlike ordinary debt securities, the return on the notes depends on the changes in the value of the basket indices over the term of the notes.  As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the values of the basket indices and other events that are difficult to predict and beyond our control.  Your notes are a riskier investment than ordinary debt securities.  In addition, investing in the notes is not equivalent to investing in the basket indices or their underlying components.  You should carefully consider the following risks before investing in the notes.

You can lose a portion of your principal investment in the notes.

The notes combine features of equity and debt.  The terms of the notes differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity.  Our payout to you at maturity will be an amount in cash based on the values of the basket indices on the determination dates. You may lose up to 5% of your principal investment in the notes if you buy them at the initial public offering price and hold them until maturity.

If the basket performance is not at least 3.53%, you will receive less than the principal amount of your notes at the maturity date.   Even if the payment at maturity is greater than the principal amount, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time.

Market prices of the notes will be influenced by many unpredictable factors.  Past values for the basket indices are no guide to their future performance.

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which a dealer may be willing to purchase or sell the notes in the secondary market.  We expect that generally the values of the basket indices will affect the value of the notes more than any other single factor.  Some of these factors interrelate in complex ways, and the effect of one factor on the market value of your notes may offset or enhance the effect of another factor.  These factors include:

•	the volatility (frequency and magnitude of changes in value) of the basket indices;

•	interest and yield rates in the market;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock and commodities markets generally and that may affect the basket indices and their levels;

•	the time remaining until the notes mature;

•	the dividend rate on the stocks underlying the equity indices;

•	trends of supply and demand for the commodities underlying the commodity index, at any time; and

•	our creditworthiness.

Some or all of these factors will influence the price you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the stated principal amount if at the time of sale or on the determination date the basket performance value is at or below 0% or if market interest rates rise.

You cannot predict the future performance of the basket indices based on their historical performance.  We cannot guarantee that the basket performance will be greater than 0% so that you will receive at maturity an amount in excess of 95% of the stated principal amount of the notes.

Any decline in our credit ratings may affect the market value of your notes.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes.  Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which a dealer may be willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

The lower performance of one basket index may offset an increase in one or more other basket indices.

The basket is comprised of two equity indices equally weighted and one commodities index which has a different weighting.  Declines in the value of one basket index may offset increases in the values of one or both of the other basket indices.  As a result, the basket performance may be reduced, which will reduce the amount payable in respect of your note at maturity.  If the basket performance is less than or equal to 0%, you will receive only 95% of the stated principal amount of the notes.

The notes will not bear any interest.

The amount to be paid to the holders of the notes on the maturity date will be determined by applying the formula set forth under “Description of the Notes” herein for the redemption amount of the notes and will depend on the final average values for the respective basket indices.  No interest will accrue or otherwise be paid on the notes, including for the period from the determination date until the maturity date, except in the event that the redemption amount is not paid when due, as described under “Description of the Notes—Failure to pay Redemption Amount when due”.  Accordingly, the entire return on the notes will depend on the application of the formula for the redemption amount.

Investing in the notes is not the equivalent of investing in the basket indices. You have no shareholder rights.

Investing in the notes is not equivalent to investing in the basket indices or their underlying component stocks or commodity future contracts.  As an investor in the notes, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any of the equity indices.

There are risks associated with investments in securities indexed to the value of foreign equity securities.

The underlying stocks that constitute the EAFE index have been issued by companies in various foreign countries.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Suspensions or disruptions of market trading in the commodity and related futures may adversely affect the value of your notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”.  Once the limit price has been reached in a particular contract, trading in the contract will follow the regulations set forth by the trading facility on which the contract is listed.  Limit prices may have the effect of precluding trading in a particular contract, which could adversely affect the value of the futures contracts underlying the commodity index and the level of the commodity index and, therefore, the value of your notes.

Adjustments to the equity indices could adversely affect the value of the notes.

The publisher of any equity index can add, delete or substitute the stocks underlying the equity indices, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the equity indices.  Any of these actions could adversely affect the value of the notes.

The publisher of any equity index may discontinue or suspend calculation or publication of the equity index at any time.  In these circumstances, Morgan Stanley, as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  Morgan Stanley could have an economic interest that is different than that of investors in the notes insofar as, for example, Morgan Stanley is not precluded from considering indices that are calculated and published by Morgan Stanley or any of its affiliates.  If Morgan Stanley determines that there is no appropriate successor index, on the determination dates the values for the discontinued index will be an amount based on the stocks or contracts underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by Morgan Stanley, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the applicable equity index.

Adjustments to the commodity index could adversely affect the value of the notes.

Dow Jones & Company, Inc., or Dow Jones, in conjunction with AIG Financial Products Corp., or AIG-FP, is responsible for calculating, maintaining and publishing the commodity index.  Dow Jones and AIG-FP can add, delete or substitute the contracts underlying the commodity index or make other methodological changes that could change the commodity index value.  Dow Jones and AIG-FP may discontinue or suspend calculation or dissemination of the commodity index.  Any of these actions could adversely affect the value of the notes.

Prices of commodity contracts may change unpredictably, affecting the value of your notes in unforeseeable ways.

Prices of commodity contracts are affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts.  These factors may affect the level of the commodity index and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the commodity index, and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

Higher future prices of the commodities included within the commodity index relative to their current prices may decrease the amount payable at maturity.

The commodity index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that comprise the commodity index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced by a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.”  While many of the contracts included in the commodity index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times.  Moreover, certain of the commodities included in the commodity index have historically traded in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the commodity index and, accordingly, decrease the payment you receive at maturity.

The final average value of each basket index is determined on multiple determination dates.

The final average value for each basket index is equal to the arithmetic average of the prices of the relevant basket index on each of the determination dates.  Due to the multiple determination dates, increases in the value of any basket index on one or more determination dates may be partially or entirely offset by decreases in the value of such basket index on other determination dates.  Even if one or more basket indices has increased substantially on the final determination date, the final average value for such basket index may not be higher than the initial value and, accordingly, you may not receive at maturity an amount greater than the minimum payment at maturity of $950 for each note you hold.

There may be conflicts of interest between you and Morgan Stanley.

Morgan Stanley or one or more of its affiliates may hedge its obligations under the swap that Morgan Stanley expects to enter into with us relating to the offered notes by purchasing some or all of the stocks or commodity futures contracts underlying the basket indices, options or futures on the basket indices or underlying components or other instruments linked to the basket indices or their underlying components, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the determination date.  Morgan Stanley may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the basket indices.  Any of these hedging activities may affect the level of the basket indices—directly or indirectly by affecting the price of the underlying components—and therefore the market value of your notes and the amount we will pay on your notes at maturity.  It is possible that Morgan Stanley could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

Morgan Stanley and its affiliates may also engage in trading for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers relating to the basket indices, one or more of the underlying commodities included in the commodity index or to one or more of the common stocks underlying the equity indices. Any of these activities of Morgan Stanley or its affiliates could adversely affect the value of the basket indices—directly or indirectly by affecting the price of the underlying commodities or common stocks—and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

We may also issue, and Morgan Stanley and its affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index or one or more of the index stocks.  By introducing competing products into the marketplace in this manner, we or Morgan Stanley or its affiliates could adversely affect the market value of your notes and the amount we will pay on your notes at maturity.

As calculation agent, Morgan Stanley will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

As calculation agent for your notes, Morgan Stanley will have discretion in making various determinations that affect your notes, including the redemption amount, the amount payable on any early redemption for tax reasons and on any acceleration, and in some cases when a market disruption event is occurring.  We will use these determinations to calculate how much cash we must pay at maturity or upon any early redemption.  The exercise of this discretion by Morgan Stanley could adversely affect the value of your notes and may present Morgan Stanley with a conflict of interest of the kind described above under “There may be conflicts of interest between you and Morgan Stanley”.

Secondary trading in the notes may be limited.

The notes are a new issue of securities with no established trading market.  Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system and there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial.

The United States tax consequences of investing in the notes are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain.

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture.  The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should read the indenture and the supplemental indentures before making your investment decision.  We have filed copies of these documents with the SEC and at the offices of the trustee.  You should also carefully consider the matters set forth in “Risk Factors” before you decide to invest in the notes.

For the purposes hereof, the terms “Debt Securities,” “Indexed Security” and “Principal Indexed Security” used in the prospectus, and the terms “Notes” and “Indexed Notes” used in the prospectus supplement, include the notes we are offering in this pricing supplement.

Aggregate Principal Amount:	$5,325,000.

Pricing Date:	January 17, 2008.

Issue Date:	January 29, 2008.

Interest:	The notes will not bear interest.

Issue Price:	100% of the principal amount of each Note.

Maturity Date:	The Maturity Date will be January 29, 2013 (the “Scheduled Maturity Date”) unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day.

Basket:

The Basket is composed of two equity indices and one commodity index (each a “Basket Index” and collectively, the “Basket Indices”) as set forth in the table below. The table also indicates the relevant Bloomberg Ticker Symbol and the Weighting for each of the Basket Indices.

	Basket Index	Weighting	Bloomberg Ticker Symbol	Initial Value
	S&P 500® Index (“S&P 500 Index”)	45%	SPX	1,325.19
	MSCI® EAFE Index (“EAFE Index”)	45%	MXEA	2,050.86
	Dow Jones—AIG Commodity IndexSM (“Commodity Index”)	10%	DJAIG	188.174

	The S&P 500 Index and the EAFE Index are referred to as the “Equity Indices”.

Redemption Amount:	On the Maturity Date, for each $1,000 principal amount of notes that you hold an amount in cash equal to $950 + the Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the stated principal amount of each Note, on or prior to 10:30 a.m. on the Equity Trading Day preceding the Maturity Date (but if such Equity Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Supplemental Redemption Amount:	The product of (i) $1,000 times (ii) the Basket Performance times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than zero.

Participation Rate:	142%.

Basket Performance:	The Basket Performance is the sum of the Performance Values for each of the Basket Indices.

Performance Value:

With respect to each Basket Index, the product of (x) the Final Average Value for each Basket Index minus the respective Initial Value for such Basket Index divided by the Initial Value of such Basket Index times (y) the Weighting for such Basket Index. Each such product for a Basket Index may be expressed by the following formula:

[(Final Average Value – Initial Value) / Initial Value] x Weighting

Initial Value:

The Initial Value for each basket index equals (i) in the case of the S&P 500 Index, 1,325.19, which is the Index Closing Value on the Equity Index Business Day immediately following the Pricing Date, (ii) in the case of the EAFE Index, 2,050.86, which is the Index Closing Value of such index on the Equity Index Business Day immediately following the Pricing Date and (iii) in the case of the Commodity Index, 188.174, which is the Index Closing Value on the Commodity Index Business Day immediately following the Pricing Date.

Final Average Value:

The Final Average Value for each Basket Index (or Successor Index as the case may be) will equal the arithmetic average of the Index Closing Value for such Basket Index (or Successor Index) on each Determination Date subject to the occurrence of a Market Disruption Event as described below in “—Determination Dates.” In certain circumstances, such closing values will be based on the alternate calculation of a Basket Index described under “—Discontinuance of an Index; Alteration of Method of Calculation.”

Index Closing Value:

With respect to the S&P 500 Index and the EAFE Index, or any respective Successor Index, the Index Closing Value on any Equity Index Business Day will equal the closing value of the respective Basket Index published at the regular weekday close of trading on any Equity Index Business Day, as published under the Bloomberg Ticker Symbol “SPX” and “MXEA” for the S&P 500 Index and the EAFE Index, respectively, or any respective successor symbol(s) thereof, or the Bloomberg Ticker Symbol or successor symbol of any Successor Index.

With respect to the Commodity Index, the Index Closing Value on any Commodity Index Business Day will equal the official settlement price of the Commodity Index as published by the Index Publisher, or any Successor Index.

Determination Dates:

The Determination Dates will be each of January 22, 2009, January 22, 2010, January 22, 2011, January 22, 2012 and January 22, 2013 (such date being referred to as the Final Determination Date), provided that:

(a) with respect to any Equity Index, if such date is not an Equity Index Business Day or if a Market Disruption Event occurs on such date, in each case, with respect to such Basket Index, the Determination Date with respect to such Basket Index will be the immediately succeeding Equity Index Business Day during which no Market Disruption Event shall have occurred; provided further that if a Market Disruption Event has occurred on each of the five Equity Index Business Days immediately succeeding the scheduled Determination Date, the Calculation Agent will determine the applicable

Index Closing Value on such fifth succeeding Equity Index Business Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Equity Index Business Day of each security most recently constituting the applicable Basket Index; and

(b) with respect to the Commodity Index, (i) if a Market Disruption Event occurs on such date with respect to such index or one or more commodity contracts underlying such index (an “Index Commodity”), the Calculation Agent will calculate the price of such index for the Determination Date using (x) for each Index Commodity which did not suffer a Market Disruption Event on such date, the official settlement price on that date of each such Index Commodity and (y) subject to the paragraph below, for each Index Commodity which did suffer a Market Disruption Event on such date, the official settlement price of that Index Commodity on the next Commodity Trading Day on which no Market Disruption Event occurs with respect to such Index Commodity. In calculating the price of the Commodity Index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating such index last in effect prior to the Determination Date; provided that if the relevant Market Disruption Event in respect of such index is due to a Material Change in Formula, the Calculation Agent will use the formula last in effect prior to that Market Disruption Event; or (ii) if the Determination Date is not an Commodity Index Business Day, the price of such index in respect of the Determination Date will be the price of such index on the next succeeding Commodity Index Business Day, subject to the Market Disruption Event provisions described herein.

If a Market Disruption Event in respect of an Index Commodity has occurred on each of the three consecutive Commodity Trading Days immediately succeeding the Determination Date, the Calculation Agent will determine the applicable Index Commodity’s price for the Determination Date on such third succeeding Commodity Trading Day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Equity Trading Day:

A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange LLC (“NYSE”), the American Stock Exchange LLC, The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Commodity Trading Day:	A day, as determined by the Calculation Agent, on which trading is generally conducted on the applicable Commodity Relevant Exchange.

Equity Index Business Day:

For each Equity Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on each of the Equity Relevant Exchange(s) for such Equity Index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Commodity Index Business Day:

For the Commodity Index, any day on which the sum of the CIPs (as defined under “The Basket Indices—The Dow Jones-AIG Commodity IndexSM—Determination of Relative Weightings” below) for those Index Commodities (as defined under “The Basket Indices—The Dow Jones-AIG Commodity IndexSM—Determination of Relative Weightings” below) that are open for trading is greater than 50%. For the purposes of this definition, the CIPs used during any calendar year are those calculated in June or July of the preceding year and applied on the CIM Determination Date (as defined under “The Basket Indices—The Dow Jones-AIG Commodity IndexSM—Commodity Index Multipliers” below) for that year; provided, however, that on any day during such calendar year falling prior to or on the CIM Determination Date, the preceding year’s CIP will be used for purposes of determining the existence of an Commodity Index Business Day. See “The Basket Indices—The Dow Jones-AIG Commodity IndexSM” below.

Equity Relevant Exchange:

With respect to each Equity Index separately, the primary exchange(s) or market(s) of trading for (i) any security then included in such Equity Index, or any successor index, and (ii) any futures or options contracts related to such Equity Index or to any security then included in such Equity Index.

Commodity Relevant Exchange:	The primary exchange or market of trading for any contract or commodity then included in the Commodity Index or any successor index for the Commodity Index.

Index Publisher:

With respect to the S&P 500 Index, Standard & Poor’s Corporation, with respect to the Commodity Index, Dow Jones & Company, Inc. in conjunction with AIG Financial Products Corp. (“AIG-FP”), with respect to the EAFE Index, MSCI Inc. or, in each case, any respective successor publisher thereof.

Market Disruption Event:	Market Disruption Event means:
(a) with respect to each Equity Index:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) on the Equity Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Equity Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Equity Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Equity Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Notes.

For the purpose of determining whether a Market Disruption Event exists with respect to any Equity Index at any time, if trading in a security included in such Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to any Equity Index has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Equity Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Equity Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on such Basket Index by the primary securities market trading in such contracts by reason of (A) a price change exceeding limits set by such exchange or market, (B) an imbalance of orders relating to such contracts or (C) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (5) a “suspension, absence or material limitation of trading” on any Equity Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

(b) with respect to the Commodity Index or any Index Commodity, any of a Price Source Disruption, Trading Disruption, Disappearance of Commodity Reference Price, Tax Disruption, Material Change in Formula or Material Change in Content.

Price Source Disruption:

With respect to the Commodity Index, Price Source Disruption means a (i) the temporary failure of the Index Publisher to announce or publish the Index Closing Value of the Commodity Index (or the value of any Successor Index, if applicable) (or the information necessary for determining the Index Closing Value of the Commodity Index (or the value of any Successor Index, if applicable)) or (ii) the temporary discontinuance or unavailability of the Commodity Index.

Trading Disruption:

With respect to the Commodity Index, Trading Disruption means the material suspension of, or material limitation imposed on, trading in any of the contracts or commodities underlying the Commodity Index on the Commodity Relevant Exchange for such contract or commodity.

Disappearance of Commodity Reference Price:

With respect to the Commodity Index, Disappearance of Commodity Reference Price means (i) the permanent discontinuance of trading in any of the futures contracts of the commodities underlying the Commodity Index on the Commodity Relevant Exchange, (ii) the disappearance of, or of trading in, any of the commodities underlying the Commodity Index, or (iii) the disappearance or permanent discontinuance or unavailability of the Index Closing Value for the Commodity Index, notwithstanding the availability of the price source or the status of trading in the relevant futures contracts.

For purposes of this definition, a discontinuance of publication of the Commodity Index shall not be a Disappearance of Commodity Reference Price if the Calculation Agent shall have selected a Successor Index in accordance with “—Discontinuance of an Index; Alteration of Method of Calculation.”

Tax Disruption:

With respect to the Commodity Index, Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the Pricing Date, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be the Determination Date from what it would have been without that imposition, change or removal.

Material Change in Formula:

With respect to the Commodity Index, Material Change in Formula means the occurrence since the Pricing Date of a material change in the formula for, or the method of calculating, the Index Closing Value for the Commodity Index.

Material Change in Content:	With respect to the Commodity Index, Material Change in Content means the occurrence since the Pricing Date of a material change in the content, composition or constitution of the Commodity Index.

Discontinuance of a Basket Index; Alteration of Method of Calculation

If the publication of any Equity Index is discontinued and a successor or substitute index that Morgan Stanley, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Equity Index (such index being referred to herein as a “Successor Index”) is published, then any subsequent Index Closing Value for the S&P 500 Index or EAFE Index, as applicable (each, an “Equity Index Closing Value”), will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the Equity Relevant Exchange or market for the Successor Index on the date that any Equity Index Closing Value is to be determined.

If the publication of an Equity Index is discontinued prior to, and such discontinuance is continuing on, the date that any Equity Index Closing Value is to be determined and the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the relevant Equity Index Closing Value for such date in accordance with the formula for calculating such Equity Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Equity Relevant Exchange on such date of each security most recently comprising such Equity Index on the Equity Relevant Exchange.

If, following the Issue Date, the Index Publisher ceases to publish the Commodity Index and neither AIG-FP nor any other entity undertakes to publish a commodity index using the same methods of computation and the same composition of futures contracts as in effect immediately prior to such cessation, then the Commodity Index Closing Value will be calculated by the Calculation Agent in accordance with the formula used to calculate the Commodity Index and composition of the futures contracts of the Commodity Index on the last day on which the Commodity Index was published (also a “Successor Index”).

Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the Notes.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Notes, within three Equity Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that such index does not, in the opinion of Morgan Stanley, as the Calculation Agent, fairly represent the value of such Basket Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which Index Closing Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Value with reference to such Basket Index or such Successor Index, as adjusted. Accordingly, if the method of calculating such Basket Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

Business Day:	Any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Optional Redemption:

We may redeem the notes prior to maturity only in the event that, due to the imposition by Sweden or one of its taxing authorities of any tax, assessment or governmental charge subsequent to the date of the issuance of the notes, we would become obligated to pay additional amounts. If such an imposition occurs, we may at our option redeem all, but not less than all, the notes by giving notice specifying a redemption date at least 30 days but not more than 60 days after the date of the notice. In such event, the redemption price will be the Redemption Amount calculated as if the redemption date were the Maturity Date and the Final Determination Date were 5 Business Days prior to such redemption date.

Trustee:	The Bank of New York Trust Company, N.A., successor in interest to J.P. Morgan Trust Company, National Association.

Form:	Book-entry only. Except as described herein, notes in definitive form will not be issued.

Denomination:	The notes will be issued in minimum denominations of $1,000 and in integral multiples thereof.

Calculation Agent:	Morgan Stanley & Co. Incorporated (“Morgan Stanley”).

All calculations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the price for each Basket Index on the Determination Dates, the Basket Performance and the Supplemental Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

CUSIP Number:	00254EDX7

Failure to pay Redemption Amount When Due:

In the event we fail to pay the Redemption Amount if and when due any such overdue payment will bear interest from the Maturity Date (or, if applicable, the earlier redemption date) until the date upon which all sums due in respect of such Note are received by or on behalf of the relevant holder, at the rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBOR page as of 11:00 a.m. (London time) on the first Business Day following such failure to pay. Such rate shall be determined by the Calculation Agent. If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of the actual number of days elapsed in the period.

Acceleration:

If a holder of a note accelerates the maturity of the note upon an event of default under the Indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be such as the Calculation Agent shall determine is the Redemption Amount calculated as if the date of acceleration were the Determination Date.

ADDITIONAL INFORMATION

Same-Day Funds Settlement and Payment

The initial settlement for the Notes will be made in immediately available funds.  Payment of the Redemption Amount will be made in immediately available funds.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, the Notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds.  We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Hypothetical Examples

The table below shows the hypothetical Redemption Amounts that we would pay on the Maturity Date in exchange for each $1,000 principal amount of your note, based on hypothetical initial and final average values shown in the middle columns and the participation rate of 142%.

Below is one full example of how to calculate the Basket Performance based on the hypothetical data in the table below. Following are three more examples of the calculation of the payment at maturity.

EXAMPLE 1:

				Hypothetical	Hypothetical
		Hypothetical	Hypothetical	Percentage	Performance
Basket Index	Weighting	Initial Value	Final Average Value	Change	Value

S&P 500 Index	45.00%	1,450	1,595	10.00%	4.50%
EAFE Index	45.00%	2,190	2,409	10.00%	4.50%
Commodity Index	10.00%	180	198	10.00%	1.00%
	Hypothetical Basket Performance:				10.00%

Basket Performance = sum of Performance Values of each Basket Index

Performance Value = [(Final Average Value – Initial Value) / Initial Value] x Weighting

So, using the hypothetical final prices above, the Basket Performance is

=  [(Final S&P 500 Index Average Value – Initial S&P 500 Index Value) / Initial S&P 500 Index Value]
x 45.00%; plus

[(Final EAFE Index Average Value – Initial EAFE Index Value) / Initial EAFE Index Value]
x 45.00%; plus

[(Final Commodity Index Average Value – Initial Commodity Index Value) / Initial Commodity Index Value]
x 10.00%

=  [(1,595 – 1,450) / 1,450] x 45.00%, plus

[ (2,409 – 2,190) / 2,190] x 45.00%, plus

[ (198 – 180) / 180] x 10.00%

=  10.00%

 EXAMPLE 2: Basket Performance is positive.

Hypothetical Basket Performance:	10.00%
Participation Rate:	142.00%

				Hypothetical	Hypothetical
		Hypothetical	Hypothetical	Percentage	Performance
Basket Index	Weighting	Initial Value	Final Average Value	Change	Value

S&P 500 Index	45.00%	1,450	1,595	10.00%	4.50%
EAFE Index	45.00%	2,190	2,409	10.00%	4.50%
Commodity Index	10.00%	180	198	10.00%	1.00%
	Hypothetical Basket Performance:				10.00%

Payment at maturity = $950.00 + Supplemental Redemption Amount; provided that the Supplemental Redemption Amount will not be less than $0.00.

Supplemental Redemption Amount	= $1,000.00 x Basket Performance x Participation Rate
= $1,000.00 x 10.00% x 142.00%
= $142.00

The final payment at maturity per note will be $1,092.00, or $950.00 plus the Supplemental Redemption Amount of $142.00.

EXAMPLE 3: Basket Performance is zero or negative.

				Hypothetical	Hypothetical
		Hypothetical	Hypothetical	Percentage	Performance
Basket Index	Weighting	Initial Value	Final Average Value	Change	Value

S&P 500 Index	45.00%	1,450	1,160	-20.00%	-9.00%
EAFE Index	45.00%	2,190	2,409	10.00%	4.50%
Commodity Index	10.00%	180	198	10.00%	1.00%
	Hypothetical Basket Performance:				-3.50%

Payment at maturity = $950.00 + Supplemental Redemption Amount; provided that the Supplemental Redemption Amount will not be less than $0.00.

Supplemental Redemption Amount	= $1,000.00 x Basket Performance x Participation Rate
= $1,000.00 x –3.50% (less than zero) x 142.00%
= $0.00

As the Basket Performance is less than 0.00%, the Supplemental Redemption Amount will be $0.00 and the total payment at maturity per note will equal $950.00.

In the above examples, two of the Basket Indices — the EAFE Index and the Commodity Index (with a combined weighting of 55.00% of the Basket) — are each 10% higher, but the other Basket Index — the S&P 500 Index (with a weighting of 45.00% of the Basket) — is 20% lower. Accordingly, although two of the Basket Indices are higher, the decrease of the S&P 500 Index offsets such increase and the Basket Performance is less than zero.

Therefore, the Supplemental Redemption Amount will be zero and the total payment at maturity per note will be equal to $950.00 and you will receive less than $1,000.00 per note.

EXAMPLE 4: Basket Performance is not significantly positive to receive par at maturity.

				Hypothetical	Hypothetical
		Hypothetical	Hypothetical	Percentage	Performance
Basket Index	Weighting	Initial Value	Final Average Value	Change	Value

S&P 500 Index	45.00%	1,450	1,305	-10.00%	-4.50%
EAFE Index	45.00%	2,190	2,409	10.00%	4.50%
Commodity Index	10.00%	180	198	10.00%	1.00%
	Hypothetical Basket Performance:				1.00%

Payment at maturity = $950.00 + Supplemental Redemption Amount; provided that the Supplemental Redemption Amount will not be less than $0.00.

Supplemental Redemption Amount	= $1,000.00 x Basket Performance x Participation Rate
= $1,000.00 x 1.00% x 142.00%
= $14.20

The final payment at maturity per note will be $964.20, or $950.00 plus the Supplemental Redemption Amount of $14.20.

In the above example, two of the Basket Indices — the EAFE Index and the Commodity Index (with a combined weighting of 55% of the Basket) are each 10% higher, but the other Basket Index — the S&P Index (with a weighting of 45% of the Basket) is 10% lower. Accordingly, although two of the Basket Indices are higher and the overall Basket Performance is positive, the positive performance is not significant enough to allow you to receive your initial investment back. The payment at maturity per note will only be $964.20, which is less than the initial investment of $1,000.00 per note.

The payment amounts shown above are entirely hypothetical; they are based on levels for the basket indices that may not be achieved on the Determination Dates and on assumptions that may prove to be erroneous.  The actual market value of your Note on the Maturity Date or at any other time, including any time you may wish to sell your Note, may bear little relation to the hypothetical amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the basket indices.

THE BASKET INDICES

All information in this pricing supplement concerning the Basket Indices, including their make-up, method of calculation and changes to its composition, is derived from publicly available information prepared by the Index Publisher.  Such information reflects the policies of, and is subject to change by the applicable Index Publisher. Neither we nor Morgan Stanley assume any responsibility for the accuracy or completeness of that information.  The Basket Indices are determined, comprised and calculated by their respective Index Publishers without regard to the Notes.  Neither we nor Morgan Stanley accept any responsibility for the calculation, maintenance or publication of, or any error, omission or disruption in, the Basket Indices.

The S&P 500® Index

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index has adopted a float adjustment methodology so that the S&P 500 Index reflects only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  The float adjustment methodology excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“Index Maintenance”).

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.

This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change > 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change > 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spin-off Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index.  In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

The MSCI® EAFE Index

 The EAFE Index is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, Asia, Australia and the Far East. As of June 30, 2007 the EAFE Index consisted of the following 21 developed country indexes: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The EAFE Index is a part of a series of indices sponsored by MSCI Inc. (MSCI) called the MSCI Standard Index series.

Constructing the MSCI Standard Index Series

MSCI undertakes an index construction process which involves:

•                  Defining the equity universe.

•                  Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

•                  Classifying the universe of securities under the Global Industry Classification Standard (GICS).

•                  Selecting securities for inclusion according to MSCI’s index construction rules and guidelines.

Defining the equity universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities. MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

Adjusting the total market capitalization of securities for free float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free float-adjusting market capitalization involves:

•                  Defining and estimating the free float available to foreign investors for each security, using MSCI’s definition of free float.

•                  Assigning a free float-adjustment factor to each security.

•                  Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

•                  Strategic and other shareholdings not considered part of available free float.

•                  Limits on share ownership for foreign investors.

•                  Other foreign investment restrictions.

MSCI’s estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying the universe of securities under the GICS

In addition to the free float-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed in conjunction with Standard & Poor’s (a division of The McGraw Hill Companies), the GICS. The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI’s objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

•                  A security of a company is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company’s revenues.

•                  A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company’s revenues and earnings.

•                  Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Selecting securities for index inclusion

In order to ensure a broad and fair representation in the indices of the diversity of business activities in the universe, MSCI follows a “bottom-up” approach to index construction, building indices from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the equity universe. This analysis drives the individual security selection decisions and aims to reflect the overall features of the equity universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group within each country. The security selection process within each industry group is based on a careful analysis of:

•                  Each company’s business activities and the diversification that its securities would bring to the EAFE Index.

•                  The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

•                  The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

Maintaining the MSCI Standard Index Series

Overall, index maintenance can be described by three broad categories of implementation of changes.

•                  Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

•                  Quarterly index reviews, aimed at promptly reflecting other significant market events.

•                  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices rapidly as they occur. Potential changes in the status of countries (stand-alone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

Annual full country index review

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a reappraisal of the free float- adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, an update of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly index review

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

•                  Additions or deletions of securities, due to one or more industry groups having become significantly over-or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•                  Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and removal or decreases of foreign ownership limitations not implemented immediately.

•                  Replacement of companies, which are no longer suitable industry representatives.

•                  Deletion of securities whose company and/or security free float has fallen to less than 15%.

•                  Deletion of securities that have become very small or illiquid.

•                  Replacement of securities (additions or deletions) resulting from the review of price sources for constituents with both domestic and foreign board quotations.

•                  Additions or deletions of securities as a result of other market events.

Ongoing event-related changes

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public issuances and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

Announcement policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November. All ongoing event-related changes resulting from corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m. U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events. In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available. Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of such events cannot be confirmed prior to the notification of the pricing. Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

The Dow Jones-AIG Commodity IndexSM

The Commodity Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Commodity Index.  The value of the Commodity Index is computed on the basis of hypothetical investments in the basket of commodities that make up the Commodity Index.

The Notes are linked to the Commodity Index and not the Commodity Index Total Return.  The Commodity Index reflects returns that are potentially available through an unleveraged investment in the components of that index.  The Commodity Index Total Return is a total return index which, in addition to reflecting the same returns of the Commodity Index, reflects interest that could be earned on cash collateral invested in hypothetical one-month U.S. Treasury bills.

Overview

The Commodity Index was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class.  The Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities.  An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  The commodities included in the Commodity Index for 2008 are: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.  Futures contracts on the Commodity Index are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Commodity Index is a proprietary Commodity Index that Dow Jones and AIG Financial Products Corp. (“AIG-FP”) developed and that Dow Jones, in conjunction with AIG-FP, calculates.  The methodology for determining the composition and weighting of the Commodity Index and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time.

The Commodity Index Committee

Dow Jones and AIG-FP have established the Commodity Index Committee (the “Committee”) to assist them in connection with the operation of the Commodity Index.  The Committee includes prominent members of the financial, academic and legal communities and meets annually to consider any changes to be made to the Commodity Index for the coming year.  The Committee may also meet at such other times as may be necessary.

As described in more detail below, the Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis.  The annual weightings for the Commodity Index are determined each year in

June by AIG-FP.  Following the Committee’s annual meeting in June or July, the annual weightings are publicly announced in July.

Composition of the Commodity Index

Commodities Available For Inclusion in the Commodity Index

With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Commodity Index is the subject of a futures contract that trades on a U.S. exchange.

The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 commodities underlying the Commodity Index selected for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

                Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected for each commodity.  With the exception of several LME contracts, where the Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Committee selects the futures contract that is traded in North America and denominated in dollars.  If more than one such contract exists, the Committee selects the most actively traded contract.  Data concerning this Designated Contract will be used to calculate the Commodity Index.  The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.  The Designated Contracts for the commodities included in the Commodity Index for January 2008 are as follows:

			Target
Commodity	Designated Contract	Exchange	Weighting**

Crude Oil	Light, Sweet Crude Oil	NYMEX	13.156592%
Natural Gas	Henry Hub Natural Gas	NYMEX	12.237084%
Soybeans	Soybeans	CBOT	7.628541%
Gold	Gold	COMEX	7.396190%
Aluminum	High Grade Primary Aluminum	LME	7.107971%
Copper*	High Grade Cooper	COMEX	7.040516%
Corn	Corn	CBOT	5.663457%
Live Cattle	Live Cattle	CME	4.887400%
Wheat	Wheat	CBOT	4.703406%
Heating Oil	Heating Oil	NYMEX	3.822525%
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	3.783798%
Sugar	World Sugar No. 11	CSCE	3.185145%
Zinc	Special High Grade Zinc	LME	3.033016%
Coffee	Coffee “C”	CSCE	3.001585%
Soybean Oil	Soybean Oil	CBOT	2.811933%
Nickel	Primary Nickel	LME	2.791708%
Silver	Silver	COMEX	2.721423%
Lean Hogs	Lean Hogs	CME	2.548123%
Cotton	Cotton	NYCE	2.479588%

* The Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Commodity Index.

** The column in the above table titled “Target Weighting” reflects the target weightings as of January 2008 of the 19 commodities currently included in the Commodity Index.

In addition to the commodities set forth in the above table, lead, platinum and tin also are considered for inclusion in the Commodity Index.

The composition of the Commodity Index is recalculated by AIG-FP in June of each year, under the supervision of the Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Commodity Index.

                Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Commodity Index are assigned to “Commodity Groups”.  The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline
Precious Metals:	Gold
Platinum
Silver
Industrial Metals:	Aluminum
Copper
Lead
Nickel
Tin
Zinc
Livestock:	Live Cattle
Lean Hogs
Grains:	Corn
Soybeans
Soybean Oil
Wheat
Softs:	Cocoa
Coffee
Cotton
Sugar

Annual Reweightings and Rebalancings of the Commodity Index

The Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis.  The annual weightings for the Commodity Index are determined each year in June by AIG-FP under the supervision of the Committee, announced in July and implemented the following January.

                Determination of Relative Weightings

The relative weightings of the component commodities included in the Commodity Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively.  Each June, for each commodity designated for potential inclusion in Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”).  The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Commodity Index.  The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Commodity Index.  The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity.  This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Commodity Index (the “Index Commodities”) and their respective percentage weights.

The Commodity Index is designed to provide diversified exposure to commodities as an asset class.  To ensure that no single commodity or commodity sector dominates the Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Commodity Index as of January of the applicable year:

•                  No related group of commodities designated as a “Commodity Group” e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Commodity Index.

•                  No single commodity may constitute more than 15% of the Commodity Index.

•                  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Commodity Index.

•                  No single commodity that is in the Commodity Index may constitute less than 2% of the Commodity Index.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Commodity Index by calculating the new unit weights for each Index Commodity.  Towards the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement values on that date for Designated Contracts included in the Commodity Index, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity.  This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs.  After the CIMs are calculated, they remain fixed throughout the year.  As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Commodity Index is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Commodity Index (based on their relative weightings).  Once the CIMs are determined as discussed above, the calculation of the Commodity Index is a mathematical process whereby the CIMs for the Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts.  These products are then summed.  The percentage change in this sum is then applied to the prior Commodity Index value to calculate the current Commodity Index value.

The Commodity Index is a Rolling Commodity Index

The Commodity Index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity.  In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased.  The rollover for each contract occurs over a period of five Commodity Index Business Days each month according to a pre-determined schedule.  This process is known as “rolling” a futures position.  The Commodity Index is, therefore, a “rolling Commodity Index”.

Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges.  The daily calculation of the Commodity Index will be adjusted in the event that AIG-FP determines that any of the following Commodity Index calculation disruption events exists:

•                  the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Commodity Index on that day,

•                  the settlement value of any futures contract used in the calculation of the Commodity Index reflects the maximum permitted price change from the previous day’s settlement value,

•                  the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Commodity Index, or

•                  with respect to any futures contract used in the calculation of the Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

Historical Prices Information

The following tables show the quarterly high, low and period ending prices for the Basket Indices for the four calendar quarters in 2005, 2006 and 2007, and the first quarter of 2008 through January 18, 2008.  We obtained the price information shown below from Bloomberg Financial Services, without independent verification.

The S&P 500® Index

	High	Low	Close
2005
First Quarter	1225.3100	1180.5900	1180.5900
Second Quarter	1216.9600	1172.9200	1191.3300
Third Quarter	1245.0400	1194.4400	1228.8100
Fourth Quarter	1272.7400	1176.8400	1248.2900
2006
First Quarter	1307.2500	1254.7800	1294.8300
Second Quarter	1325.7600	1223.6900	1270.2000
Third Quarter	1339.1500	1234.4900	1335.8500
Fourth Quarter	1427.0900	1331.3200	1418.3000
2007
First Quarter	1459.6800	1374.1200	1420.8600
Second Quarter	1539.1800	1424.5500	1503.3500
Third Quarter	1553.0800	1406.7000	1526.7500
Fourth Quarter	1565.1500	1407.2200	1468.3600
2008
First Quarter (through January 18)	1447.1600	1325.1900	1325.1900

The MSCI® EAFE Index

	High	Low	Close
2005
First Quarter	1568.1800	1462.1600	1503.8500
Second Quarter	1518.0700	1439.6600	1473.7200
Third Quarter	1618.8400	1450.1800	1618.8400
Fourth Quarter	1696.0700	1533.9200	1680.1300

2006
First Quarter	1841.7400	1684.0600	1827.6500
Second Quarter	1980.2600	1681.7000	1822.8800
Third Quarter	1914.8800	1708.4500	1885.2600
Fourth Quarter	2074.4800	1890.5900	2074.4800
2007
First Quarter	2182.6000	2030.0000	2147.5100
Second Quarter	2285.3600	2152.1300	2262.2400
Third Quarter	2335.7000	2039.8600	2300.3800
Fourth Quarter	2388.7400	2179.9900	2253.3600
2008
First Quarter (through January 18)	2253.3600	1935.7500	2050.8600

The Dow Jones-AIG Commodity IndexSM

	High	Low	Close

2005
First Quarter	165.2460	142.1800	162.0940
Second Quarter	162.3890	146.0780	152.8850
Third Quarter	179.0690	154.1070	178.2490
Fourth Quarter	180.2400	163.3580	171.1490
2006
First Quarter	174.2240	158.7800	165.1940
Second Quarter	187.6280	164.7230	173.2350
Third Quarter	179.9620	156.5870	159.9570
Fourth Quarter	175.2140	156.0750	166.5090
2007
First Quarter	173.5030	155.8800	171.9630
Second Quarter	176.4840	168.5220	169.6710
Third Quarter	179.7150	161.0620	178.2500
Fourth Quarter	185.5680	172.1230	184.9640
2008
First Quarter (through January 18)	192.4830	182.5130	188.1740

You should not take the historical prices of the Basket Indices as an indication of future performance.  The levels of the Basket Indices may decline from their Initial Values over the term of the Notes, with the result that at maturity you receive a Redemption Amount that is less than the principal amount of your Notes.

License Agreements

License Agreement for Use of the S&P 500®Index

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The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500® Index to track general stock market performance.  S&P’s only relationship to us and to Morgan Stanley is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index, which indices are determined, composed and calculated by S&P without regard to us, Morgan Stanley or the Notes.  S&P has no obligation to take the needs of us, Morgan Stanley or the owners of the Notes into consideration in determining, composing or calculating the S&P 500® Index.  S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Notes to

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MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and are licensed for use in the notes by Morgan Stanley & Co. Incorporated and its affiliates.  Morgan Stanley & Co. Incorporated expects to sub-license the use of the MSCI index names and service mark(s) to us.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI (SAVE THE INITIAL PURCHASER, BEING AN AFFILIATE OF MSCI) OR ANY OTHER PERSON INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND ARE LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY & CO. INCORPORATED.  MORGAN STANLEY & CO. INCORPORATED EXPECTS TO SUB-LICENSE THE USE OF THE MSCI INDEX NAMES AND SERVICE MARK(S) TO SEK. NO MSCI PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE INVESTORS IN THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR INVESTOR IN THE NOTES. NO MSCI PARTY HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR INVESTORS IN THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NO MSCI PARTY IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NO MSCI PARTY HAS ANY OBLIGATION OR LIABILITY TO THE INVESTORS IN THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NO MSCI PARTY WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY & CO. INCORPORATED, THE ISSUER OF THE NOTES, INVESTORS IN THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NO MSCI PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND EACH MSCI PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY MSCI PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark in any manner of endorsement without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

License Agreement for the Dow Jones-AIG Commodity IndexSM

SEK has entered into a non-exclusive license agreement with Dow Jones and AIG-FP providing for the license of the right to use the Commodity Index, which is published by Dow Jones, in connection with the Notes.

                                                The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, Inc. (“American International Group”), AIG-FP or any of their subsidiaries or affiliates.  None of Dow Jones, American International Group, AIG FP or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes.  The only relationship of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates to SEK is the licensing of certain trademarks, trade names and service marks and of the Commodity Index, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to SEK or the Notes.  Dow Jones and AIG-FP have no obligation to take the needs of SEK or the owners of the Notes into consideration in determining, composing or calculating the Commodity Index.  None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash.  None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Notes customers, in connection with the administration, marketing or trading of the Notes.  Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by SEK, but which may be similar to and competitive with the Notes.  In addition, American International Group, AIG-FP and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Commodity Index), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures.  It is possible that this trading activity will affect the value of the Commodity Index, and Notes.

This pricing supplement relates only to the Notes and does not relate to the exchange-traded physical commodities underlying any of the Commodity Index components.  Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Commodity Index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates.  The information in this pricing supplement regarding the Commodity Index components has been derived solely from publicly available documents.  None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Commodity Index components in connection with the Notes.  None of Dow Jones, American International Group, AIG-FP or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Commodity Index components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES—AIG COMMODITY INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY SEK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES—AIG COMMODITY INDEX OR ANY DATA INCLUDED THEREIN.  NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES—AIG COMMODITY INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND SEK, OTHER THAN AMERICAN INTERNATIONAL GROUP.

                “Dow Jones,” “AIG®” “Dow Jones—AIG Commodity IndexSM” and “DJ-AIGCISM” are service marks of Dow Jones & Company, Inc. and American International Group, as the case may be, and licensed for use for certain purposes by SEK.  The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the notes by a U.S. holder (as defined below) who purchases the notes in the initial offering at the issue price. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described in this pricing supplement, possibly with retroactive effect. This summary deals only with holders that will hold the notes as “capital assets” within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the notes as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders whose functional currency is not the United States dollar.

The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the notes. Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the notes, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

The “issue price” means the first price at which a substantial amount of the notes is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).  Holders purchasing notes at prices other than the issue price should consult their tax advisors about the tax consequences thereof.

“U.S. Holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof or (iii) any other entity or person generally subject to U.S. federal income tax on a net income basis.

Tax Consequences to U.S. Holders

We will treat the notes for United States federal income tax purposes as debt instruments that are subject to United States Treasury regulations governing contingent debt instruments (the “contingent payment debt regulations”).  Each holder, by purchasing a note, will be deemed to have agreed to that treatment, and to report all income (or loss) with respect to the notes in accordance with that treatment, and the remainder of this disclosure assumes such treatment.

Interest Accrual on the Notes. Under the contingent payment debt regulations, a U.S. Holder will be required to accrue interest income on the notes (in amounts described in the next paragraph) regardless of whether such U.S. Holder uses the cash or accrual method of tax accounting. As a result, a U.S. Holder will be required to include interest in taxable income each year even though there are no interest payments received in that year.

Under the contingent payment debt regulations, for each accrual period prior to and including the maturity date of the notes, the amount of interest that accrues, as original issue discount, on a note equals the product of (a) the adjusted issue price (as defined below) as of the beginning of the accrual period and (b) the comparable yield (as defined below) (adjusted for the length of the accrual period). This amount is ratably allocated to each day in the accrual period and is includable as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the notes. Amounts treated as interest under the contingent payment debt regulations are treated as original issue discount for all purposes of the Code.

The “adjusted issue price” means the issue price of the notes, increased by any interest previously accrued and decreased by the amount of any projected payments (as defined below) with respect to the notes.

The “comparable yield” means the annual yield we would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the notes.

Under the contingent payment debt regulations, we are required, solely for United States federal income tax purposes, to provide a schedule of the projected amounts of payments (which we refer to as projected payments) on the notes.  This schedule must produce the comparable yield. You may obtain the comparable yield and projected payment schedule from us by contacting our treasury department at the address listed on page P-1 of this document.  For United States federal income tax purposes, a U.S. Holder is required to use the comparable yield and the schedule of projected payments in determining its interest accruals and adjustments thereof in respect of the notes, unless such U.S. Holder timely discloses and justifies the use of other estimates to the Internal Revenue Service (“IRS”).

The comparable yield and the schedule of projected payments are not provided for any purpose other than the determination of holders’ interest accruals and adjustments thereof in respect of the notes for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

Sale or Exchange of the Notes. Upon the sale, exchange or retirement of the notes on or prior to the maturity date, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s adjusted basis. A U.S. holder will be treated as receiving an amount equal to the fair market value of any property received, plus the amount of any cash received. The adjusted basis will be the U.S. Holder’s original basis in the notes, increased by the interest income previously included by the U.S. Holder with respect to the notes and decreased by the projected amount of all prior payments with respect to the notes. Any gain upon sale or exchange of the notes will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the notes, and thereafter, capital loss. The distinction between capital loss and ordinary loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder’s ability to offset capital losses against ordinary income.

Information Reporting and Backup Withholding.  The trustee will be required to file information returns with the United States Internal Revenue Service with respect to payments made to certain U.S. Holders on the notes.  In addition, certain U.S. Holders may be subject to United States backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the trustee, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of the notes.  Persons holding notes who are not U.S. Holders may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding tax.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in an Agency Agreement dated January 30, 2006, and a Terms Agreement dated as of January 17, 2008 (the “Agreements”), we have agreed to sell to Morgan Stanley and Morgan Stanley has agreed to purchase, all of the notes offered hereby at 98.25% of the Aggregate Principal Amount.

Under the terms and conditions of the Agreements, Morgan Stanley is committed to take and pay for all of the notes, if any are taken.

The notes are a new issue of securities with no established trading market.  We have been advised by Morgan Stanley that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice.  We cannot give any assurance to the liquidity of the trading market for the notes.

In connection with the offering, Morgan Stanley may purchase and sell the notes in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover positions created by short sales.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes.  Short sales involve the sale by Morgan Stanley of a greater aggregate principal amount of notes than they are required to purchase in the offering.

These activities may stabilize, maintain, or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the Agent against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

From time to time, Morgan Stanley and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.  In particular, an affiliate of Morgan Stanley is the writer of a hedge of our obligation under the notes.

The initial sale of the notes in this offering entails a longer settlement period then is customary for similar debt securities.  Morgan Stanley expects to deliver the notes against payment on January 29, 2008.

Morgan Stanley has agreed to pay the out of pocket expenses (other than our internal costs and expenses) of the issue of the notes.

The notes will not be listed on any securities exchange, and there may not be a secondary market for the notes.  Morgan Stanley reserves the right to withdraw, cancel or modify any offer and to reject orders in whole or in part.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2006)

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series D

Due Nine Months or More from Date of Issue

We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the relevant pricing supplement.

•                  Fixed or floating interest rate. The floating interest rate formula may be based on:

•                  LIBOR

•                  Commercial Paper Rate

•                  Treasury Rate

•                  CD Rate

•                  Federal Funds Rate

•                  Any other rate specified in the relevant pricing supplement

•                  We may sell the notes as indexed notes or discount notes

•                  The notes may be subject to redemption at our option or repurchase at our option

•                  The notes will be in registered form and may be in book-entry or certificated form

•                  The notes will be denominated in U.S. dollars or other currencies

•                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000

•                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement

•                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-7 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Goldman, Sachs & Co.

Lehman Brothers

Merrill Lynch & Co.	Morgan Stanley

This prospectus supplement is dated January 30, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated January 30, 2006 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden and our telephone number is (+46) 8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Deutsche Bank Securities Inc. Goldman, Sachs & Co. Lehman Brothers Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	JP Morgan Trust Company, National Association, unless otherwise specified in the applicable pricing supplement

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

• the redemption or repayment price or how this will be calculated; and

• the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Notes—Additional Amounts.”

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-7.

RISKS ASSOCIATED WITH FOREIGN CURRENCY

NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. The applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets can be extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note or currency indexed note may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount you paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount you paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar equivalent basis. If any currency indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•                  changing supply and demand for a particular currency;

•                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•                  U.S. and foreign political and economic events and policies;

•                  restrictions on U.S. and foreign exchanges or markets;

•                  changes in balances of payments and trade;

•                  U.S. and foreign rates of inflation;

•                  U.S. and foreign interest rates; and

•                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD ALSO CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency indexed notes will contain information concerning historical exchange rates for the relevant specified currency or indexed currency against the U.S. dollar and a brief description of such currency and any exchange controls then in effect with respect to such currency.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we will make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest”.

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You may not be able to secure a foreign currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of the New York. See “Description of Debt Securities—Governing Law” in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, commodity indices or baskets securities, or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile; such volatility in the past is not necessarily indicative, however, of fluctuations that may occur in the future.

Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a commodity, commodity index, stock or stock index will contain information concerning the historical prices of the commodity or stock or the historical levels of the commodity or stock index underlying such note.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, between us and the predecessor in interest to JP Morgan Trust Company, National Association, as successor trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated as of January 30, 2006 (together, the “supplemental indentures”). Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making your investment decision. We have filed copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•                  The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

•                  We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•                  The notes will mature at least nine months from their issue dates.

•                  The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase”.

•                  The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

•                  We will issue the notes in fully registered form only, without coupons.

•                  Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplement;

•                  We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes. See “—Form of the Notes—Book-Entry Notes” below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 153 West 51st Street, New York, NY 10019), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•                  the principal or face amount of such note;

•                  the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•                  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•                  the date on which we will issue the note;

•                  the maturity date for the note;

•                  if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•                  if the note is a floating rate note, the initial interest rate, the formula or formulas by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•                  if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•                  if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•                  whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “ —Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•                  whether the note will be issued initially as a book-entry note or a certificated note; and

•                  any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)           commercial banks are generally open for business in The City of New York; and

(2)           (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b)  if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency;

and

(3)           if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)           if the interest rate formula for the note is LIBOR, a London banking day. The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes”. A discount note is:

(A)                              a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(B)                                any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. The master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes. For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are payable to the order of and registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All book-entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.). DTC acts as a depositary for, and holds the global securities on behalf of, certain financial institutions, called “participants”. These participants, or other financial institutions acting through them called “indirect participants”, will represent your beneficial interests in the global securities. They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name”.

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•                  you will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•                  you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•                  you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

•                  As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•                  As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it was incorporated as a professional depositary under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream Luxembourg is an indirect participant in DTC.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

•                  As to Euroclear: Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (which we refer to as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. On the other hand, Euroclear Clearance Systems S.C. establishes policy for

Euroclear on behalf of Euroclear Participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related “Operating Procedures” of the Euroclear System, and applicable Belgian law (we refer to these collectively as the Euroclear Terms and Conditions). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities”. If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice, or the indexed principal amount and /or indexed or indexed notes interest amount.

Paying Agents, Transfer Agents, Exchange Rate Agent and Calculation Agent

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. We have initially appointed the trustee to serve as our exchange rate agent. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes. We have initially appointed the trustee to serve as our calculation agent.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make this payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•                  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

•                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register mailed on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder’s election may not be effective under certain circumstances as described below under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations”.

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent which may be one of the agents soliciting orders for the notes or an affiliate of such an agent. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit may not apply to notes in which U.S.$ 2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

•                  if “actual/365”, “act/365”, “A/365”, “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•                  if “actual/365 (fixed)”, “act/365 (fixed)”, “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•                  if “actual/360”, “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

•                  if “30/360”, “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to the calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

•                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•                  if “following” is specified, that date will be the first following day that is a business day;

•                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

•                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note. The pricing supplement for a floating rate note may specify an interest rate for the first interest period. This formula is generally composed of the following:

•                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

•                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent (which will initially be the trustee) will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

•                  LIBOR;

•                  Commercial Paper Rate;

•                  Treasury Rate;

•                  CD Rate;

•                  Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

•                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

•                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

•                  the dates on which the interest rate will be reset (referred to as the interest reset date), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

•                  the interest payment dates; and

•                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

•                  in the case of notes that reset daily, each business day;

•                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

•                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

•                  in the case of notes that reset monthly, the third Wednesday of each month;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

•                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

•                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for:

•                  notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date;

•                  notes for which the base rate is the CD Rate, Commercial Paper Rate or Federal Funds Rate, will be the second business day before the interest reset date; and

•                  notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•                  in the case of notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•                  in the case of notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

•                  in the case of notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•                  in the case of notes that reset annually, on the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day. If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count. If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

Unless otherwise specified in the applicable pricing supplement, the trustee will act as calculation agent for the floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

•                  the interest rate in effect for the interest period;

•                  the number of days in the interest period;

•                  the next interest payment date; and

•                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR.  Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)                                  For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be either:

—                                   if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

or

—                                   if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)                                 For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

•                       If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

•                       If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means

•                  if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency; or

•                  if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”.

•                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as “Telerate page 56,” or page 57, or any other page as may replace that page on that service, or “Telerate page 57”. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.

•                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market)”.

•                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as “Telerate page 120”. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective)”.

•                  If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to an index relating to:

•                  Securities of one or more issuers;

•                  the rate of exchange between the specified currency of the note and one or more other currencies or composite currencies, called the indexed currencies;

•                  the price of one or more commodities, called the indexed commodities, on specified dates;

•                  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement; or

•                  one or more indices or baskets of the items described above.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes.”

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 12) participating member states of the European Monetary Union. A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992. During a transition period from January 1, 1999 to December 31, 2001, the former national currencies of those 12 participating member states continued to be legal tender in their country of issue, at rates irrevocably fixed on December 3, 1998. As of the date of this prospectus supplement, Sweden does not participate in the single currency.

The European Union completed the final stage of its economic and monetary union on January 1, 2002, when euro notes and coins became available and participating member states withdrew their national currencies. It is not possible to predict how the European Monetary Union may affect the value of the notes or the rights of holders. You are responsible for informing yourself about the effects of European Monetary Union on your investment.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or any coupons or the need to amend the notes or the indenture, redenominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro. The provisions relating to any such redenomination will be contained in the applicable pricing supplement.

Redemption and Repurchase

Redemption

The pricing supplement for the issuance of each series of notes will indicate either that:

•                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

•                  the notes will be redeemable at our or the holder’s option on or after a specified date at a specified redemption price. The redemption price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption.

Repurchase

We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.

Risks Relating to Jurisdiction and Enforcement of Judgments

We have irrevocably appointed the Swedish Consulate General in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. We will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities, but the waiver will not extend to actions brought under U.S. federal securities laws.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                     multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated January 30, 2006 (the Agency Agreement), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-4.

We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount.

In addition to the agents listed on page S-4, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

•                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•                  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, but, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933 (the Securities Act). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive other than France (each of which we refer to as a Relevant Member State), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(a)                                in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)                               at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)                                at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)                               at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each agent has represented and agreed that:

(a)                                in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)                                it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

Each agent has confirmed and agreed as follows:

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, all as defined and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier; none of this Prospectus or any other materials related to the offering or information contained therein relating to the notes has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any notes acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Kingdom of Sweden

Each agent has confirmed and agreed that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell notes or distribute drafts or definitive documents in relation to any such offer, invitation or sale in the Kingdom of Sweden, except in compliance with the laws of the Kingdom of Sweden.

ANNEX A

[FORM OF PRICING SUPPLEMENT]

PRICING SUPPLEMENT No. [            ]

(To Prospectus dated January 30, 2006 and

Prospectus Supplement dated January 30, 2006)

[Principal Amount]            [Face Amount]

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [    ]]

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[	]%	[	]%	[	]%
Total	[	]	[	]	[	]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Debt securities	U.S.$[ ]	[ ]%	U.S.$[ ]	U.S.$[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated January 30, 2006 relating to an unlimited aggregate principal amount of our medium-term notes, series D, due nine months or more from date of issue and

•                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture and the second supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent[s].

Aggregate Principal Amount:	[ ]

Issue Price:	[ ]%

Original Issue Date:	[ ]

Maturity Date:	[ ]

Specified Currency:	[ ]

Authorized Denominations:	[ ]

Form:	[ ]

Interest Rate:	[Floating/[ ]% per annum/Other]

Interest Payment Dates:	[ ]

Regular Record Dates:	[ ]

Floating Rate Notes:

Base Rate:	— LIBOR*

— Commercial Paper Rate

— Treasury Rate

— CD Rate

— Federal Funds Rate

— Other

* — LIBOR Moneyline Telerate — LIBOR Reuters

Index Maturity:	[ ]

Initial Interest Rate:	[ ]

Spread (+/—) or Spread Multiplier:	[ ]

Interest Reset Dates:	[ ]

Interest Determination Dates:	[ ]

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:	[ ]

Optional Redemption:	— Yes — No

[Initial Redemption Date:]	[ ]

Optional Repayment:	— Yes — No

Indexed Note:	— Yes — No

Foreign Currency Note:	— Yes — No

Purchasers:	[ ]

Purchase Price:	[ ]%

[Net Proceeds, after Commissions, to us:]	[ ]

Closing Date:	[ ]

Method of Payment:	[ ]

Listing, if any:

Securities Codes:

CUSIP:	[ ]

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	[ ]

[Luxembourg Paying Agent:]	[ ]

Calculation Agent:	[ ]

Exchange Rate Agent:	[ ]

Transfer Agent:	[ ]

Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

Debt Securities

We, AB Svensk Exportkredit, also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.

We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2006

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information”.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2004, which we filed with the SEC on April 8, 2005 under the Securities Exchange Act of 1934; and

•                  our reports on Form 6-K, which we filed with the SEC on September 30, 2005 and November 1, 2005 under the Securities Exchange Act of 1934.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

•                  this prospectus;

•                  any prospectus supplement;

•                  any pricing supplement to a prospectus supplement; and

•                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. In addition to statements, which are forward-looking by reason of context, the words “may”, “will”, “should”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “potential”, or “continue” and similar expressions identify forward-looking statements. Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•                  general economic conditions, including in particular economic conditions and markets,

•                  performance of financial markets,

•                  interest rates,

•                  currency exchange rates,

•                  changing levels of competition,

•                  changes in laws and regulations,

•                  changes in the policies of central banks and/or foreign governments, and

•                  general competitive factors,

in each case on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have been advised by our Swedish counsel, Advokatfirman Vinge, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer, except insofar as such claims are predicated upon the Securities Act.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

•                  this prospectus, which explains the general terms of the debt securities we may offer;

•                  the accompanying prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

•                  the documents referred to below in “Where You Can Find More Information”.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credits. We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on State-supported terms, which we call the S-system.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish accounting principles:

	As of or for the Year Ended December 31,
	2004	2003	2002
	(in millions of Skr)
Total assets	162,066.2	151,800.5	132,538.5
Total shareholders’ funds	3,391.8	2,952.2	3,764.7
Net income for the year ended*	439.6	427.5	479.7

*              Exclusive of the S-system

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden. Our telephone number is (+46) 8-613-8300.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, originally between us and the predecessor in interest to J.P. Morgan Trust Company, National Association, as trustee as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). J.P. Morgan Trust Company, National Association now acts as trustee under the indenture. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

•                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

•                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry, certificated and bearer form.

•                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

•                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any of these transactions occur, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

•                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on these debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

•                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

•                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

•                  default for 30 days in the payment of any interest on any debt security of such series when due;

•                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

•                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

•                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

•                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

•                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

Ratios of Earnings to Fixed Charges

The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system) for the periods indicated:

	Year ended December 31,
	2004	2003	2002	2001	2000
Swedish accounting principles	1.14	1.16	1.16	1.12	1.13
U.S. accounting principles	1.34	1.22	1.96	0.91	1.13

For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, in SEK exclusive of the S-system.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as at September 30, 2005. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

As of
September 30, 2005
Actual
(Skr millions)
Senior debt:
Long-term	156,271.7
Short-term	29,855.6
Total senior debt(1),(2)	186,127.3

Subordinated debt:
Long-term	3,190.0
Short-term	—
Total subordinated debt(1)	3,190.0

Shareholder’s funds:
Non-distributable capital
Share capital(3) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0
Non-distributable reserves	1,174.1

Total non-distributable capital	2,164.1

Distributable capital:
Undistributed profits	1,227.6
Net profit for the period	260.4

Total distributable capital	1,488.0
Total shareholder’s funds	3,652.1

Total capitalization	192,969.4

(1)             At September 30, 2005, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2005.

(2)             Unguaranteed and unsecured.

(3)             In accordance with our Articles of Association, SEK’s share capital shall neither be less than Skr 700 million nor more than Skr 2,800 million.

There has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2005.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, between us and the predecessor in interests to JP Morgan Trust Company, which currently serves as trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). We have filed the indenture and each of the supplemental indentures as exhibits to the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures, including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue of additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. (Section 1011) We refer to the prospectus supplement relating to the particular series of debt securities we are offering thereby for the terms of such debt securities, including, where applicable:

(i)                      the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)                   the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)                the date or dates on which such debt securities will mature;

(iv)               the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)                  the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)               the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)            our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)         the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)                 whether we will issue such debt securities as registered securities, bearer securities or both, and the terms relating to the exchange of any such bearer securities;

(x)                    whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(xi)                 whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xii)              whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xiii)           any additional restrictive covenants or events of default provided with respect to such debt securities; and

(xiv)          any other terms of such debt securities. (Section 301)

We may issue debt securities as registered securities, bearer securities or both. We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “Global Securities”. We will describe the particular terms of any bearer securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, in the applicable prospectus supplement.

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

•                  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

•                  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

•                  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

•                  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

•                  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

•                  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

•                  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

•                  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name”, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

•                  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint in the United States for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” to mean, with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business. (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

•                  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•                  no such additional amount will be paid:

•               with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

•               with respect to any bearer security presented for payment more than 30 days after the later of (A) the date on which the payment of principal, premium or interest relating to such additional amount first becomes due and (B) if we fail to provide for such payment of principal, premium or interest on or prior to such due date, the date on which such payment has been duly provided for, except to the extent that the holder thereof would have been entitled to such additional amount on presenting such bearer security for payment on such thirtieth day, or

•               where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)                     in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)                  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)               certain other conditions are met. (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•                  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•                  reduce the aforesaid percentage of principal amount (or, in the case of any principal indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

The provisions contained in the indenture for convening meetings of the holders of all or a portion of the debt securities of a series issuable in whole or in part as bearer securities will be described in the prospectus supplement relating to such bearer securities.

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)                                     default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)                                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)                               default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)                              default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)                                 default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

(vi)                              certain events of bankruptcy, insolvency or reorganization. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008)

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the Holders of all such debt securities, waive any past default or event of default, except, for example, a default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

(i)                                     an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)                                  if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

We have irrevocably designated the Swedish Consulate-General in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures or the debt securities brought in any federal or State court in The City of New York. We have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. This designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act. (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

SWEDISH TAXATION

Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the notes for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes. This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document. These laws are subject to change, possibly on retroactive basis. Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of notes in their particular circumstances.

Payments of any principal or interest to the holder of a note should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable. Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

•                  the name or names of any underwriters or agents;

•                  the purchase price of the debt securities;

•                  the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price of the debt securities;

•                  any concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such debt securities may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the U.S. Securities Act of 1933. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities in any of three ways:

•                  through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or reallowed or paid to dealers may be changed.

We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Any restrictions on the offer, sale or delivery of bearer securities to United States persons or within the United States in connection with the original issuance of the debt securities will be described in the applicable prospectus supplement. Such prospectus supplement will also describe any restrictions on the sale of debt securities in other jurisdictions if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our Articles of Association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities:

•                  For us:  Advokatfirman Vinge, Stockholm; and

•                  For the underwriters and agents, if any:  Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, New York, NY 10017.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $4,000,000,000 debt securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$ 110,000
Accounting fees and expenses	26,500
Printing and engraving expenses	5,000
Miscellaneous	100,000
Total	U.S.$ 241,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$120,930.94 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-115102).

EXPERTS

Our financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2004 are incorporated by reference in this prospectus and have been audited by KPMG Bohlins AB, independent auditors, as set forth in their report dated March 10, 2005 and, in respect to notes 32 and 38 to such financial statements, April 6, 2005.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 (No. 333-131369) that we filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago. Some of our SEC filings are also available on the SEC’s website at http:/ /www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this pricing supplement.  You must not rely on any unauthorized information or representations.   This pricing supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement is current only as of its date.

TABLE OF CONTENTS

		$5,325,000 AB SVENSK EXPORTKREDIT (Swedish Export Credit Corporation) 95% Principal Protected Notes Due January 2013 (Linked to a Basket of Equity Indices and a Commodity Index) MORGAN STANLEY
	Page
Pricing Supplement
About this Pricing Supplement	P-1
Incorporation of Information We File With the SEC	P-1
Summary of Pricing Supplement	P-2
Risk Factors	P-4
Description of the Notes	P-9
Additional Information	P-17
The Basket Indices	P-20
United States Federal Income Tax Considerations	P-33
Plan of Distribution	P-35
Prospectus Supplement
About this Prospectus Supplement	S-3
Summary Description of the Notes	S-4
Risks Associated with Foreign Currency Notes
and Indexed Notes	S-7
Currency Exchange Information	S-10
Description of the Notes	S-11
United States Federal Income Tax Considerations	S-31
Plan of Distribution	S-37
Prospectus
About this Prospectus	3
Incorporation of Information We File with the SEC	3
Forward-Looking Statements	4
Enforcement of Liabilities; Service of Process	4
Prospectus Summary	5
Use of Proceeds	9
Capitalization	9
Description of Debt Securities	10
Swedish Taxation	19
Plan of Distribution	20
Exchange Controls and Other Limitations
Affecting Security Holders	21
Validity of the Debt Securities	21
Authorized Representative	21
Expenses	21
Experts	22
Where You Can Find More Information	22